ASSET PURCHASE AGREEMENT

                                  By and Among

                           Earsley Capital Corporation

                          James L. Earsley, for himself

                    James L. Earsley, for the benefit of his
                            minor child, Todd Earsley

                               Stephen L. Earsley

                                       And

                             NN Ball & Roller, Inc.










                                   Dated as of

                                  July 4, 1999


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                                TABLE OF CONTENTS

I.       Definitions..........................................................1
II.      Purchase and Sale of Assets..........................................4
         2.01     SALE OF ASSETS..............................................4
         2.02     LIABILITIES.................................................5
         2.03     PURCHASE PRICE..............................................5
         2.04     PAYMENT OF PURCHASE PRICE...................................5
         2.05     ALLOCATION OF PURCHASE PRICE................................6
         2.06     LIMITATIONS.................................................6

III.     Representations and Warranties of Seller and Shareholders............6
         3.01     ORGANIZATION................................................6
         3.02     AUTHORIZATION...............................................7
         3.03     LITIGATION; COMPLIANCE WITH LAW.............................7
         3.04     FINANCIAL STATEMENTS AND CONDITION, LIABILITIES.............7
         3.05     ASSETS, CONSENTS............................................8
         3.06     CONDITION OF TANGIBLE ASSETS...............................10
         3.07     INTELLECTUAL PROPERTY LICENSES.............................10
         3.08     LICENSES ..................................................10
         3.09     REPORTS AND RECORDS........................................10
         3.10     CONTRACTS..................................................10
         3.11     CONFLICTS..................................................11
         3.12     TAX MATTERS................................................11
         3.13     EMPLOYEE BENEFIT PLANS.....................................12
         3.14     ENVIRONMENTAL MATTERS......................................13
         3.15     LABOR RELATIONS............................................15
         3.16     INSURANCE..................................................15
         3.17     YEAR 2000 ISSUES...........................................15
         3.18     CUSTOMER RELATIONSHIPS.....................................16
         3.19     ABSENCE OF CERTAIN CHANGES.................................16
         3.20     INVESTMENT REPRESENTATIONS.................................16
         3.21     PRODUCT DEFECTS............................................17
         3.22     DISCLOSURE.................................................17
IV.      Representations and Warranties by Buyer and Parent..................17
         4.01     ORGANIZATION...............................................17
         4.02     AUTHORIZATION..............................................17
         4.03     ISSUANCE OF SHARES.........................................18
         4.04     DISCLOSURE.................................................18
         4.05     LITIGATION.................................................18
         4.06     CONFLICTS..................................................18
         4.07     CAPITALIZATION.............................................18
         4.08     EXCHANGE ACT REPORTS.......................................18
         4.09     FINANCIAL STATEMENTS.......................................19

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         4.10     ABSENCE OF CERTAIN CHANGES OR EVENTS.......................19
         4.11     REPORTING COMPANY; FORM S-3................................20
         4.12     TRADING ON NASDAQ..........................................20
V.       Covenants and Agreements of Seller..................................20
         5.01     NEGATIVE COVENANTS.........................................20
         5.02     AFFIRMATIVE COVENANTS......................................21
         5.03     CONFIDENTIALITY............................................23
         5.04     EMPLOYEE RESTRICTIONS......................................23
         5.05     DISCLOSURE.................................................23
         5.06     SURVEY AND TITLE REPORT....................................23
         5.07     INTENTIONALLY OMITTED......................................24
         5.08     COVENANT NOT TO COMPETE....................................24
         5.09     COOPERATION................................................24
VI.      Covenants and Agreements of Buyer...................................25
         6.01     CORPORATE ACTION...........................................25
         6.02     EMPLOYEE ISSUES............................................25
         6.03     SELLER'S NAME..............................................26
         6.04     CONFIDENTIALITY............................................26
         6.05     INTENTIONALLY OMITTED......................................26
         6.06     COOPERATION................................................26
         6.07     EXCHANGE ACT REPORTS AND RULE 144..........................26
         6.08     REGISTRATION RIGHTS........................................26
         6.09     BOOKS AND RECORDS..........................................26
VII.     Conditions Precedent to Buyer's Obligation to Close.................27
         7.01     REPRESENTATIONS AND COVENANTS..............................27
         7.02     CONSENTS ..................................................27
         7.03     DELIVERY OF DOCUMENTS......................................27
         7.04     LEGAL PROCEEDINGS..........................................27
         7.05     INTENTIONALLY OMITTED......................................27
         7.06     BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT.......28
         7.07     ABSENCE OF MATERIAL CHANGE.................................28
VIII.    Conditions Precedent to Seller's Obligation to Close................28
         8.01     REPRESENTATIONS AND COVENANTS..............................28
         8.02     DELIVERY BY BUYER..........................................28
         8.03     LEGAL PROCEEDINGS..........................................28
IX.      The Closing.........................................................28
         9.01     CLOSING  ..................................................28
         9.02     DELIVERY BY SELLER.........................................29
         9.03     DELIVERY BY BUYER..........................................30
X.       Post-Closing Adjustment.............................................31
         10.01    CLOSING BALANCE SHEET......................................31
         10.02    INCREASE OR DECREASE IN NET ASSETS.........................31
         10.03    BUYER REVIEW OF POST-CLOSING ADJUSTMENT....................32
XI.      Risk of Loss........................................................32
XII      Survival; Indemnification...........................................32
         12.01    SURVIVAL OF SELLER'S AND SHAREHOLDER'S REPRESENTATIONS.....32

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         12.02    INDEMNIFICATION BY SELLER AND SHAREHOLDERS.................33
         12.03    SURVIVAL OF BUYER'S AND PARENT'S REPRESENTATIONS...........33
         12.04    INDEMNIFICATION BY BUYER AND PARENT........................33
         12.05    CONDITIONS OF INDEMNIFICATION FOR THIRD PARTY CLAIMS.......34
         12.07    DUTY TO MITIGATE...........................................35
         12.08    ACCOUNTS RECEIVABLE........................................35
XIII.    Termination.........................................................35
XIV.     Additional Actions and Documents; Amendments to Schedules...........36
XV.      Brokers.............................................................36
XVI.     Expenses............................................................36
XVII.    Notices.............................................................36
XVIII.   Waiver .............................................................38
XIX.     Benefit and Assignment..............................................38
XX.      [Intentionally Omitted].............................................38
XXI.     Entire Agreement; Amendment.........................................38
XXII.    Severability........................................................39
XXIII.   Headings ...........................................................39
XXIV.    Governing Law ......................................................39
XXV.     Signature in Counterparts...........................................39







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                               LIST OF SCHEDULES:


Schedule l(a)             Property
Schedule l(b)             Leases of Property and Improvements
Schedule 1(d)             Fixtures and Personal Property
Schedule 1(e)             Inventory and Supplies
Schedule l(f)             Licenses
Schedule 1(h)             Contracts
Schedule l(i)             Deposits and Prepaid Expenses
Schedule l(j)             Vehicles
Schedule 1(l)             Computer Software and Customer Information
Schedule 1(x)             Permitted Encumbrances
Schedule 2.01             Excluded Assets
Schedule 2.02             Current Liabilities
Schedule 2.05             Purchase Price Allocation
Schedule 3.03             Litigation, Orders, Judgments and Decrees
Schedule 3.04(a)          Financial Statements
Schedule 3.05(e)          Agreements Requiring Consent
Schedule 3.07             Intellectual Property
Schedule 3.11             Conflicts With Agreements and Laws
Schedule 3.12             Tax Audits
Schedule 3.13(a)          Pension Plans, Welfare Plans and Other Plans
Schedule 3.14(c)          Environmental Matters
Schedule 3.14(c)(i.       Underground Storage Tanks or Piping
Schedule 3.14(c)(v)       Environmental Permits and Licenses
Schedule 3.15             Labor Relations
Schedule 3.16             Insurance
Schedule 3.18             Customer Relationships
Schedule 4.07(b)          Buyer Capitalization
Schedule 5.02(b)(vi)(A)   Capital Expenditure Commitments at Execution
Schedule 5.02(b)(vi)(B)   Capital Expenditure Commitments between
                              Execution and Closing
Schedule 6.02             Continued Seller Employee Benefit Plans



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                                LIST OF EXHIBITS:


Exhibit A                Seller's December 31, 1998 Adjusted Balance Sheet

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of this 4th day of July, 1999, by and among EARSLEY CAPITAL CORPORATION, a Nevada corporation successor to and formerly known as Industrial Molding Corporation, a Texas corporation (the "Seller"), James L. Earsley, for himself, James L. Earsley, for the benefit of his minor child, Todd Earsley, and Stephen L. Earsley (collectively the "Shareholders"), NN BALL & ROLLER, INC., a Delaware corporation (the "Buyer").

                                    RECITALS:

     WHEREAS, Seller and INDUSTRIAL MOLDING GP, LLC, a Delaware limited liability company (the "LLC") own and operate a full-service design and manufacturing business focusing on custom plastic injection molded products for the automotive, electronic, industrial, Christmas consumer and leisure markets such as (i) bearing retainers for ball and roller bearing assemblies; (ii) automotive seals; (iii) various plastic components for automotive systems; (iv) instrument cases for sonar fishing devices; and (v) precision connectors and lenses used for fiber optics in the electronic industry (such business as currently conducted by Seller and LLC is referred to herein as the "Business"), it being understood that the Business of Gary Products (as defined herein), shall be deemed not included in the Business; and

     WHEREAS, Seller desires to sell, assign or transfer to Buyer, and Buyer desires to purchase or acquire from Seller, all of the assets, except for the Excluded Assets, used in connection with the Business and to assume certain liabilities incurred in connection with the Business.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   Definitions

     As used herein, the following terms shall have the meanings set forth below, unless the context otherwise requires:

     "Accounts Receivable" means all accounts receivable owing to Seller with respect to the Assets or to the Business, whether under a contract or otherwise, which are outstanding as of the end of the business day immediately preceding the Closing Date.

     "Affiliate" shall, for the purpose of Section 3.13, have the meaning set forth in Section 3.13(a), and for all other purposes mean with respect to any Person, any (i) officer, director, or holder of more than 10% of the outstanding shares or equity interests of such Person or any spouse, relative by birth, adoption or marriage of any such Person and (ii) any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the

"controlled" Person, whether through ownership of voting securities, by contract, or otherwise. "Affiliate" shall not include Gary.

     "Assets" means all Seller's right, title, and interest in all real, personal and mixed assets, both tangible and intangible, wherever located in the world, including all membership interests in the LLC, that are owned or held by Seller and that are held or used in connection with, or which otherwise comprise, the Business, except for the Excluded Assets. Subject to the provisions of Section 5, without limiting the foregoing, the Assets shall include all such assets existing on the date of this Agreement and all such assets acquired between that date and the Closing Date, and shall include, without limitation, all of Seller's right, title and interest in and to the following:

     (a) The real property (the "Property") and all buildings, structures, fixtures and other improvements located thereon or that are actually or constructively attached thereto, and all modifications, additions, restorations or replacements of the whole or any part thereof (the "Improvements"), including, without limitation, the Property and Improvements set forth and described in Schedule l(a);

     (b) As lessor or as lessee (whether named as such therein or by assignment or otherwise) in all leases and subleases, if any, of the Property and the Improvements, including, without limitation, those described in Schedule 1(b), and any and all amendments, modifications, supplements, renewals and extensions thereof, together with all rents, royalties, security deposits, revenues, issues, earnings, profits, income and other benefits due with respect to the Property or the Improvements or any part thereof;

     (c) All streets, roads and public places, opened or proposed, and all easements and rights of way, public and private, tenements, hereditaments, rights and appurtenances used in connection with, or belonging, incident or appertaining to, the Property or the Improvements;

     (d) All of the machinery, equipment, tooling (other than tooling owned by customers), dies, fixtures, furnishings, and other property that are used or useful in connection with, or which otherwise comprise, the Business, including, without limitation, those set forth and described in Schedule 1(d);

     (e) All of the inventory, raw materials, work in process, finished goods, and supplies, including, without limitation, those set forth and described on
Schedule 1(e);

     (f) All of the licenses, permits, approvals, qualifications and other authorizations which have been issued by any regulatory body, or applications therefor which are pending before such regulatory body, that are used in connection with, or which otherwise comprise, the Business ("Licenses"), including without limitation those Licenses set forth in Schedule 1(f);

     (g) All of the patents, service marks, copyrights, franchises, licenses (other than the Licenses), trademarks, trade names, logos and designs maintained (including any and all applications, registrations, extensions and renewals relating thereto), which are used in connection with, or which otherwise comprise, the Business, including, without limitation, all of the rights and interest in the name "Industrial Molding Corporation" and "IMC" (the "Intellectual Property"), and all of the rights associated therewith including, without limitation, those set forth and described in Schedule 3.07;


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


     (h) All of the contracts, agreements (written or verbal), leases of real and personal property and other tangible and intangible assets used in connection with, or which otherwise comprise, the Business, including, without limitation, those contracts, agreements and leases set forth and described in
Schedule 1(h);

     (i) All deposits, prepaid expenses, and Accounts Receivable, including, without limitation, those set forth and described in Schedule 1(i);

     (j) All automotive equipment and motor vehicles used in connection with the Business, including, without limitation, those set forth and described in
Schedule 1(j);

     (k) All engineering, business, financial and other books, papers, files and records pertaining to the Business;

     (l) All computer software (including object code and source code), trade secrets, customer lists, supplier lists, customer account information and all logs and business records used in the ordinary course of business, relating to the Assets and the Business, including without limitation, those described in
Schedule 1(l);

     (m) All other rights and property interests of any nature which relate to or are primarily used or held for use in connection with the Business; and

     (n)  All  of  Seller's   interest  in  plans,   specifications,   licenses,
certificates of occupancy, and warranties now in effect with respect to the Property and the Improvements.

     Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the Assets shall not include any asset or other property of Gary Products.

     "Business of Gary Products" means the development for and sale of products into retail markets with a current focus on injection molded plastic products for the Christmas market.

     "Buyer Indemnitees" means Buyer, and its respective officers, directors, shareholders, partners, employees, representatives and Affiliates, and each of such persons' and Affiliates' officers, directors, shareholders, partners, employees, representatives and Affiliates.

     "Claim" means any claim for which any Person is entitled to indemnification, recompense, damages or other legal or equitable relief, whether or not such claim has been made in writing and whether or not made with, by or before any Governmental Authority.

     "Closing" means the closing of the sale of the Assets contemplated hereunder.

     "COBRA" shall mean the group health plan continuation coverage requirements of Section 4980B of the Code and Title I, Part 6 of the Employee Retirement Income Security Act of 1974, as amended.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.


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

     "Encumbrance" means any mortgage, pledge, lien, claim, security interest, agreement, restriction, defect in title, easement, encumbrance or charge, other than a Permitted Encumbrance.

     "Escrow Agreement" shall mean the Escrow Agreement to be dated as of the Effective Time between Buyer, Seller, and Escrow Agent.

     "Gary Products" shall mean Gary Products Group, Inc., a Texas corporation and a wholly owned subsidiary of Seller.

     "Governmental Authority" means the United States, any state or municipality, the government of any foreign country, any subdivision of any of the foregoing, or any authority, department, commission, board, bureau, agency, court, arbitration, instrumentality, or other body or any of the foregoing.

     "Interim Balance Sheet" shall mean Seller's unaudited balance sheet as of June 5, 1999, which shows the financial condition of Seller exclusive of Gary Products.

     "Knowledge of Seller" (or words of similar import) refers to all those things which are the subject of actual knowledge of James L. Earsley, Stephen L. Earsley, L. James Newman, Jr., Brett J. York, Gary Mitchell, Mary Pierce, and Jim DeVilliers.

     "Permitted Encumbrances: means any (i) materialman's, mechanic's, carriers', workers', repairmen's, and other similar liens arising or incurred in the ordinary course of business, (ii) statutory liens with respect to which the underlying obligations are not in default, and (iii) each other Encumbrance identified as a "Permitted Encumbrance" in Schedule 1(x).

     "Person"  shall  mean  an  individual,  corporation,  partnership,  limited
liability  company,   limited  liability  partnership,   joint  venture,  trust,
unincorporated organization, or Governmental Authority.

     "Seller   Indemnitees"   means  Seller,   and  its   officers,   directors,
shareholders, partners, employees, representatives and Affiliates, and each of such persons' and Affiliates' officers, directors, shareholders, partners, employees, representatives and Affiliates.

     "Seller's December 31, 1998 Adjusted Balance Sheet" shall mean the balance sheet attached hereto as Exhibit A.

     Additional terms have been defined throughout this Agreement and shall have the meaning set forth herein. All references to clauses, Sections, Exhibits and Schedules are references to clauses and Sections of and Exhibits and Schedules to this Agreement.

                                   ARTICLE II
                           Purchase and Sale of Assets

          Section 2.01 Sale of Assets. On the basis of the representations, warranties and agreements contained herein and subject to the terms and conditions hereof, Seller shall, at the Effective Time, sell, transfer, convey, assign and deliver to Buyer all of the Assets, free and clear


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

of any Encumbrances. Seller shall retain and not transfer to Buyer the assets set forth on Schedule 2.01 (the "Excluded Assets").

          Section 2.02 Liabilities. At the Effective Time and subject to Seller's and Shareholders' indemnification obligations under Article 12 hereof for breach of representations and warranties and noncompliance with covenants under this Agreement, Buyer shall assume and become responsible for all liabilities of or relating to the Business incurred before or after the Effective Time in the ordinary course of business, other than interest bearing bank debt, including but not limited to the types of liabilities and obligations included in the categories of current liabilities (including liability for accrued vacation pay) set forth on Schedule 2.02; and the liabilities and obligations of Seller to be performed after the Effective Time under the contracts, agreements and leases assigned to Buyer under this Agreement (collectively, the "Assumed Liabilities").

          Notwithstanding anything to the contrary contained in this Agreement, Buyer shall not assume or be deemed to assume or become responsible for any debts, liabilities or obligations of Seller except as specified in Section 2.02, and except for any costs or expenses of any description arising from the transactions contemplated herein assumed by Buyer pursuant to the terms of this Agreement.

          Section 2.03 Purchase Price. In consideration of the sale, transfer, conveyance, assignment and delivery of the Assets to Buyer, Buyer agrees to pay to Seller, and Seller agrees to accept from Buyer, a purchase price (the "Purchase Price") equal to Twenty-Six Million Dollars ($26,000,000), as adjusted by the net amount of the adjustments provided in Article 10, and Buyer agrees to assume the Assumed Liabilities as provided in Section 2.02. The Purchase Price shall be payable as described in Section 2.04.

          Section 2.04 Payment of Purchase Price. Subject to the adjustments described in Article 10, Buyer shall deliver the Purchase Price as follows:

               2.04(a) At Closing, Buyer shall deliver to First American National Bank (the "Escrow Agent") the sum of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Escrow Amount") to be held pursuant to the Escrow
Agreement to be applied to satisfy any Claims of Buyer against Seller or the Shareholders under this Agreement. The Escrow Amount, less any amounts to be paid to Buyer pursuant to the terms of the Escrow Agreement, shall be distributed to the Seller by Escrow Agent, in accordance with the terms and conditions of the Escrow Agreement, and paid to Seller upon the Buyer's release to the public of its financial statements for the year ended December 31, 1999.

               2.04(b) At Closing, Buyer shall pay to Seller the amount of Twenty-Two Million Dollars ($22,000,000) in immediately available funds.

               2.04(c) At Closing, Buyer shall pay to Seller the amount of Two Million Five Hundred Thousand Dollars ($2,500,000) by the transfer and delivery of 440,038 shares (the "Shares") of the Common Stock of Buyer such number of shares having been determined based on the average closing price of the Common Stock of Parent as quoted on NASDAQ for the twenty (20) consecutive trading days prior to and concluding three (3) trading days prior to the

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

Effective Time (the "Share Price"). No fractional shares will be issued but will be converted into cash using such average closing price.

               2.04(d) Not later than forty-five days after the Closing, Buyer shall pay to Seller an amount equal to the sum of (i) all survey fees, title insurance premiums or commitment fees and appraisal fees paid by Seller, if any, on behalf of Buyer under this Agreement, and (ii) all costs incurred by Seller to achieve the reorganization of Seller or the Business within sixty (60) days prior to Closing up to a maximum amount of Fifteen Thousand and 00/100 Dollars ($15,000.00). Provided, however, in no case shall Buyer pay or be liable for any taxes incurred as a result of such reorganization.

               2.04(e)  Not later  than the time or times  specified  in Section
10.02 and 10.03, Buyer shall pay to Seller, or Seller shall pay to Buyer, as the case may be, the Post-Closing Adjustment specified in Article 10, if any.

          Section 2.05 Allocation of Purchase Price. Buyer and Seller mutually agree to allocate the Purchase Price in the amounts and according to the categories set forth in an allocation schedule to be calculated by Seller as of the Effective Time and provided to Buyer within 30 days thereafter. The allocation to the membership interests in the LLC shall be based on the aggregate value of the assets of the LLC, and the value of such assets shall be calculated using the same basis and methodology used to prepare the allocation attached as Schedule 2.05. Such Allocation shall be binding on Buyer and Seller for all purposes including the reporting of gain or loss and determination of basis for income tax purposes, and each of the parties hereto agrees that it or they will file a statement setting forth such allocation with its or their federal income tax returns and will also file such further information or take such further actions as may be necessary to comply with the Treasury Regulations that have been promulgated pursuant to Section 1060 of the Code.

                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS

     As an  inducement to Buyer to enter this  Agreement  and to consummate  the
transactions   contemplated  hereby,   Seller  and  Shareholders,   jointly  and
severally, represent and warrant to Buyer as follows:

          Section 3.01 Organization . Seller is a corporation duly organized, validly existing, duly qualified to do business and in good standing under the laws of the State of Nevada and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to qualify or be in good standing would have a material adverse effect on the Business or the Assets. Seller has all the requisite corporate power and corporate authority to own, lease and otherwise to hold and operate the Assets, to carry on its business as now conducted and to enter into and perform the terms of this Agreement, the agreements and instruments referred to herein and the transactions contemplated hereby and thereby. Seller owns all of the membership interests in the LLC and has not granted any rights or options or entered into any agreements to transfer or assign the membership interests to any party other than Buyer. LLC is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.

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

          Section 3.02 Authorization. The execution, delivery and performance of this Agreement and of the other agreements and instruments to be executed by Seller and the Shareholders hereunder and/or to be delivered by Seller and the Shareholders at Closing (including the agreements and instruments effecting the transfer of Assets to Buyer), and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate actions of Seller and necessary shareholder approval (none of which actions or approval has been modified or rescinded and all of which actions and approval are in full force and effect). This Agreement constitutes, and upon execution and delivery of each of the agreements and instruments to be executed or delivered as provided herein (including the agreements and instruments effecting the transfer of Assets to Buyer), will constitute, valid and binding agreements and obligations of Seller and the Shareholders enforceable in accordance with their respective terms, except as enforceability may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditor's rights and
(ii) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). Except as specified in Schedule 3.05(e), the execution, delivery and performance by Seller and the Shareholders of this Agreement and of the agreements and instruments referred to herein will not require the consent, approval or authorization of any other Person where the failure to obtain such consent would have a material adverse effect on the Business or the Assets.

          Section 3.03 Litigation; Compliance with Law. There is no material action, suit, investigation, Claim, or any notice of any intention to commence an investigation by any Governmental Authority or any other Person, or any arbitration, litigation, or other challenge, pending or, to the knowledge of Seller or Shareholders, threatened against or involving the Business or the Assets or execution of or consummation of the transactions contemplated by this Agreement or any of the agreements and instruments referred to herein, at law or in equity, or before or by any court, arbitrator or other Governmental
Authority, and neither the Business nor the Assets are operating under or subject to any material order, judgment, decree or injunction of any court, arbitrator or other Governmental Authority, except for those matters listed and accurately described in Schedule 3.03. Except as set forth on Schedule 3.03, Seller has complied and is presently in compliance in all material respects with all laws, ordinances, regulations, licenses, awards, orders, judgments, decrees and injunctions applicable to the Business or the Assets, including, without limitation, all federal, state and local laws, ordinances, regulations and orders pertaining to employment or labor, including without limitation, provisions relating to wages, hours, collective bargaining, occupational safety, health, equal employment opportunity, environmental protection, building, fire, zoning and other matters.

          Section 3.04 Financial Statements and Condition, Liabilities. The Seller's audited consolidated January 2, 1999 balance sheet and the audited consolidated statements of income and cash flow for the year then ended, and the Interim Balance Sheet attached as Schedule 3.04 (collectively the "Financial Statements") are true, complete and accurate and have been prepared in accordance with Seller's historical practices and have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, and fairly present the financial position, and the results of operations and cash flow of Seller at and for the periods ended January 2, 1999 and June 5, 1999, respectively.

          Except as reflected in the Financial Statements, there exist no liabilities of Seller relating to the Business or the Assets, contingent or absolute, matured or unmatured, known or unknown, required to be stated therein in accordance with GAAP applied on a consistent basis throughout the periods involved. Since January 2, 1999, Seller has not made any contract, agreement or commitment or incurred any obligation or liability (contingent or otherwise) relating to the Business or the Assets, nor has there been any discharge or satisfaction of any material obligation or liability owed by or to Seller, which is not in the ordinary course of business or which is inconsistent with past business practices (other than such matters as would not have a material adverse effect on the Business or the Assets), nor, since January 2, 1999, has there occurred any material loss or material injury to the Assets as the result of any fire, accident, act of God or the public enemy, or other casualty, or any material adverse change in the Business or the Assets.

          Section 3.05 Assets, Consents.

               3.05(a) The Assets transferred hereunder comprise all of the assets required for the continued conduct of the Business in the manner currently conducted by Seller.

               3.05(b) Seller is the sole and exclusive legal and equitable owner of, and has good and marketable title to the Assets free and clear of any Encumbrances, except for the Permitted Encumbrances.

               3.05(c) On the Closing Date, Buyer (i) shall acquire good and marketable title to, and all right, title and interest in, the Assets (excluding the Licenses and any leased Assets) free and clear of any and all Encumbrances and (ii) shall acquire good and marketable leasehold interests in any Assets that are not owned by Seller but are leased to Seller, free and clear of any and all Encumbrances.

               3.05(d)

                    (i) The Property has direct and unobstructed access suitable for use in connection with the Business (A) to all utilities necessary for the uses to which the Property and all of the Improvements are presently devoted by Seller through easements or rights of way, and (B) to a public street for vehicular and pedestrian access.

                    (ii) All  Improvements lie entirely within the boundaries of the Property, and no structure of any kind encroaches on the Property.

                    (iii) No portion of the Property or the Improvements relating thereto is the subject of, or affected by, any condemnation or eminent domain proceedings currently instituted or pending, and so far as Seller and the Shareholders reasonably know, no such proceedings are threatened.

                    (iv) Neither the Property nor the  Improvements  are subject to any covenant or other restriction preventing or limiting Seller's or any Shareholder's right to convey its right, title, and interest therein (including the leasing thereof to Buyer or the assignment of leases pertaining thereto), other than such covenants or restrictions that have either been complied with or waived in writing so as to allow such a conveyance to Buyer.

                    (v) Neither the Property nor the Improvements are subject to any covenant or other restriction preventing or limiting Seller's or any Shareholder's right to use such Property or Improvements for the various purposes for which they are currently being used other than the Permitted Encumbrances.

                    (vi) To the Seller's and the Shareholder's Knowledge,  there are no special assessments, fees or charges (including any "impact fees" or charges in the nature thereof) of any kind or nature whatsoever levied or assessed or pending or contemplated against the Property by any governmental authority having jurisdiction of the Property.

                    (vii) Seller is not a "foreign corporation," "foreign partnership" or "foreign estate" as those terms are defined in the Internal Revenue Code of 1986, as amended, and that Seller will furnish to Buyer such further assurances with respect to this representation and warranty as Buyer shall reasonably request.

                    (viii)  Seller has no interest as lessor or lessee in leases of or for all or any portion of the Property. (ix) The Property is in conformance in all material respects with all zoning and other laws and codes. (x) With respect to the Property, there are no (i) materialman's, mechanic's, carriers', workers', repairmen's and other similar liens or (ii) statutory liens.

               3.05(e) All of the Assets are transferable by Seller or by Seller's sole act and deed, other than as set forth in Schedule 3.05(e), and no consent on the part of any other Person is necessary to validate the transfer to Buyer, except for the agreements that may be assigned only with the consent of third parties. Schedule 3.05(e) is a true, correct and complete list of the agreements that may be assigned only with the consent of third parties.

               3.05(f) The Accounts Receivable shown on the Financial Statements, or thereafter generated, created or acquired by Seller with respect to the Business have been created in the ordinary course of business and to Seller's Knowledge are collectible in amounts not less than the amounts thereof carried on the books of Seller, and within a reasonable time from the date incurred, except to the extent of the allowance for doubtful accounts shown on such Financial Statements. Seller previously has delivered to Buyer a complete and accurate list of all Accounts Receivable (whether billed or unbilled) with respect to the Business as of date of such list.

               3.05(g) The Inventory shown on the Financial Statements, or thereafter created or acquired by Seller with respect to the Business is useable and saleable for not less than the aggregate amount thereof carried on the books of Seller, except to the extent of any reserve against inventory shown on such Financial Statements. Seller has previously delivered to Buyer a complete and accurate list of all inventory with respect to the Business as of the date of such list.

          Section 3.06 Condition of Tangible Assets. The Improvements and all other tangible Assets are in good operating condition and repair, taking into account their age and normal wear and tear, and are suitable and adequate for the uses for which they are currently being used.

          Section  3.07  Intellectual  Property . Except for the items listed on
Schedule 2.01, Schedule 3.07 is a true, correct and complete listing of all patents, registered trademarks, registered copyrights, and registered service marks owned or licensed by or registered in the name of Seller and/or used or held for use in the Business, all of which is transferable to Buyer by the sole act and deed of Seller, other than as set forth on Schedule 3.05(e), and no consent on the part of any other Person is necessary to transfer to Buyer such intellectual property. Seller does not pay, and is not liable for, a royalty to anyone with respect to such intellectual property or any trade secrets or know how used in the operation of the Business ("Trade Secrets"), and Seller has the right to bring action for the infringement thereof. Seller owns or possesses all rights to use all such intellectual property and Trade Secrets necessary to the conduct of the Business. Neither Seller nor any Shareholder has any knowledge nor have they received any notice to the effect that any service rendered or item produced or sold by Seller relating to the Business or the Assets may infringe on any intellectual property right or other legally protectable right of another Person. Seller has not granted a license or other right to use such intellectual property or Trade Secrets to any other Person.

          Section 3.08 Licenses. Seller possesses all Licenses necessary for the operation of the Business as presently conducted by the Seller the failure of which to possess would have a material adverse effect on the Business or the Assets. The Licenses are valid and in full force and there are no orders, complaints, proceedings or investigations, pending or, so far as Seller or any Shareholder reasonably knows, threatened, which would affect the validity of the Licenses. Seller is operating the Business in compliance in all material respects with all requirements and limitations set forth in such Licenses.

          Section 3.09 Reports and Records. All returns, reports and statements relating to the Business currently required to be filed by Seller with any Governmental Authority have been filed (except where failure to do so would not have a material adverse effect on the Business or the Assets) and are true, correct and complete in all material respects. All such reports, returns and statements shall continue to be filed on a current basis until the Closing Date, and will be true, correct, and complete in all material respects. All logs and business records of every type and nature relating to the Business or the Assets, have been maintained in all material respects (except where the failure to do so would not have a material adverse effect upon the Business or the Assets) as required by applicable laws, rules and regulations.

          Section 3.10 Contracts. Schedule 1(h) contains a complete and accurate list of all of the written contracts and agreements that are material to the Assets or the Business; provided, however, Schedule 1(h) does not include purchase orders requiring completion of performance before September 22, 1999. Seller has delivered true, complete and correct copies of all of the written contracts listed in Schedule 1(h) (the "Assumed Contracts") (and all amendments or modifications thereto) to Buyer. Except as listed on Schedule 1(h), Seller has not entered into any oral agreements that are material to the Assets or the Business. Any contract or agreement requiring performance after September 22, 1999 is "material" for purposes of this Section. Except for the consents listed on Schedule 3.05(e), Seller has the right to assign, transfer, and convey to Buyer the Assumed Contracts. Seller has not entered into any agreement or understanding, whether written or oral, which waived any of Seller's rights under any such Assumed Contract. To Seller and Shareholders' Knowledge, the unperformed obligations ascertainable from the terms on the face of such Assumed Contracts, are the only existing unperformed obligations thereunder. Each Assumed Contract is in full force and effect, and constitutes a valid and binding obligation of, and is legally enforceable in accordance with its terms against, Seller, and to the Seller's and Shareholders' Knowledge, against the other parties to such Assumed Contracts. Seller has fully performed all of its obligations under such Assumed Contracts and to Seller's and Shareholders' Knowledge is not in default thereunder, and to Seller's and Shareholders' Knowledge there has not occurred any event which (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute such a default. Except for the consents listed on
Schedule 3.05(e), the consummation of the transactions contemplated by this Agreement will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or increase any obligation of Seller under any Assumed Contract. So far as Seller and the Shareholders reasonably know, there has not been (i) any failure of any party to any such Assumed Contract to comply with all material provisions thereof, (ii) any threatened cancellation thereof,
(iii) any outstanding dispute thereunder, or (iv) any basis for any claim of material breach or default thereunder.

          Section 3.11 Conflicts. Except as set forth in Schedule 3.11, the execution and delivery of this Agreement and the agreements and instruments referred to herein, the fulfillment of and the compliance with the respective terms and provisions of each, and the consummation of the transactions described in each, do not and will not conflict with or violate any law, ordinance, regulation, order, award, judgment, injunction, restrictive covenant or decree applicable to Seller, or applicable to the Assets or to the Business, or conflict with or result in a breach of or constitute a material default under any of the terms, conditions or provisions of the articles of incorporation or bylaws of Seller, or any contract, agreement, lease, commitment, or written understanding to which Seller is a party or by which Seller is bound or to which any of the Assets or the Business is subject, or result in the acceleration of any indebtedness or in the creation of any Encumbrance upon the Assets (whether by virtue of a written or verbal agreement) which would have a material adverse effect upon the Business or the Assets.

          Section 3.12 Tax Matters. All ad valorem and other property taxes and all sales taxes relating to the Assets or the Business have been fully paid to the extent due and there are no delinquent property tax liens or assessments. Seller has also timely filed (or will timely file) all federal, state, local and other tax returns and reports of whatever kind pertaining to the Assets and required to be filed by Seller for all periods up to and including the Closing Date. Except as set forth on Schedule 3.12, Seller has paid (or will timely pay) all taxes of whatever kind, including any interest, penalties, governmental charges, duties, fees, and fines imposed by the United States, foreign countries, states, counties, municipalities, and subdivisions, and by all governmental entities or taxing authorities, which are due and payable by Seller or LLC (or which relate to any period prior to the Closing Date) or for which assessments relating to any period prior to the Closing Date have been received, the nonpayment of which would result in an Encumbrance on any of the Assets. There are no liens for taxes upon the Assets. Except as set forth on Schedule 3.12, no audits are currently pending with respect to any federal or state tax returns of Seller, and Seller has received no written notice of any claims by any Governmental Authority with respect to the nonpayment of taxes or non-filing of tax returns or reports.

          Section 3.13 Employee Benefit Plans.

               3.13(a) Except as specifically described in Schedule 3.13(a), neither Seller nor any Affiliates (as defined below) has within the past seven
(7) years established, sponsored, maintained, or made any contributions to, or been parties to any contract or other arrangement or been subject to any statute or rule requiring it to establish, maintain, sponsor, or make any contribution to, (i) any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and regulations thereunder ("ERISA")) ("Pension Plan"); (ii) any "employee welfare benefit plan" (as defined in Section 3(l) of ERISA) ("Welfare Plan"); or (iii) any deferred compensation agreement, plan or arrangement; bonus plan or arrangement; stock option or stock purchase plan; incentive award plan or arrangement; personnel policy; vacation policy; severance pay plan, policy, program or agreement; retiree benefit plan or arrangement; fringe benefit program or practice (whether or not taxable); employee loan; consulting agreement; employment agreement; and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described above as a Pension Plan or Welfare Plan, and any insurance contracts relating thereto ("Other Plan"). Seller and the Affiliates have no obligations or liabilities (whether accrued, absolute, contingent, or unliquidated, whether or not known, and whether due or to become due) with respect to any Pension Plan, Welfare Benefit or Other Plan that arises other than in the ordinary course of plan sponsorship or administration that is not listed in Schedule 3.13(a). For purposes of this Section 3.13 only, the term "Affiliate" shall include all Persons under common control with Seller within the meaning of Sections 4001(a)(14) or (b)(1) of ERISA or any regulations promulgated thereunder, or Sections 414(b), (c), (m) or (o) of the Code.

               3.13(b) Each plan or arrangement listed in Schedule 3.13(a) (and any related trust, insurance contract, or other vehicle pursuant to which benefits under such plans or arrangements are funded or paid) has been administered in all material respects in compliance with its terms and is in compliance in all material respects, in both form and operation, with applicable provisions of ERISA, the Code, COBRA and other applicable law, except as noted on Schedule 3.13(a). All required governmental filings relating to such plans or arrangements have been accurately and timely filed (taking into account permissible filing extensions). Each Pension Plan listed in Schedule 3.13(a) has been determined by the Internal Revenue Service to be qualified under Section 401(a) and, if applicable, Section 401(k) of the Code, and nothing has occurred or been omitted since the date of the last such determination that resulted or will result in the revocation of such determination, except that the Industrial Molding Corporation 401(k) Profit Sharing Trust was amended and restated in September of 1998, and no such determination by the Internal Revenue Service has yet been made with regard to such amendment and restatement of such plan; however, the Seller and Shareholders have no reason to believe that such amendment and restatement adversely affects such plan's qualification under
Section 401(a) or 401(k) of the Code. Seller and the Affiliates have made all required contributions or payments to or under each plan or arrangement listed in Schedule 3.13(a) on a timely basis and have made adequate provision for reserves to meet contributions and payments, which arise as a result of actions or omissions prior to Closing, under such plans or arrangements that have not been made because they are not yet due. Neither Seller nor any of its Affiliates have contributed to, nor do they have any past or present obligation to contribute to, any multiemployer plan as such term is defined in Section 3(37) of ERISA. Neither Seller nor any of its Affiliates have any obligation to provide life or medical benefits to former retired employees or beneficiaries thereof, other than such benefits as Seller or its Affiliates are obligated to provide under COBRA.

               3.13(c) There are no threatened, pending or anticipated claims, suits or other proceedings (including but not limited to any audit, enforcement action or similar proceeding conducted by any federal or state agency) with respect to any plan or arrangement listed in Schedule 3.13(a) other than ordinary claims by participants and beneficiaries thereunder.

               3.13(d) Neither the Seller nor its Affiliates, nor any of director, officer, employee or agent of either, or any "party in interest" or "disqualified person" (as such terms are defined in Section 3 of ERISA and
Section 4975 of the Code) has, with respect to any plan or arrangement listed in
Schedule 3.13(a), engaged in or been a party to any non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) in connection with which, directly or indirectly, Buyer or Parent or any such plan or arrangement could be subject to either a material penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed under
Section 4975 of the Code.

          Section 3.14 Environmental Matters.

               3.14(a)  Hazardous  Materials.  For  purposes  of  this  section,
"Hazardous Materials" means any wastes, substances, or materials, whether solids, liquids or gases, that are deemed hazardous, toxic, pollutants, or contaminants, including but not limited to substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss. 9601 et seq.; the Toxic Substance Control Act, 15 U.S.C. ss. 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. ss. 9601 et seq.; the Clean Water Act, 33 U.S.C. ss. 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; or other applicable federal, state, or local laws, including any plans, rules, regulations, orders, or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar laws, regulations, rules, orders, or ordinances in effect as of the date of this Agreement relating to the protection of human health and the environment (collectively "Environmental Laws"). "Hazardous Materials" includes but is not limited to polychlorinated biphenyls (PCBs), petroleum and petroleum products (including, without limitation, crude oil or any fraction thereof), asbestos, mercury and lead-based paints.

               3.14(b) Release. For purposes of this section, "Release" means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposing, or release of Hazardous Materials from any source (including, without limitation, the Property and property adjacent thereto) into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, or waste treatment, storage, or disposal systems at, on, above, or under the Property, which occurred at any time prior to the Closing Date.

               3.14(c) Environmental Representations and Warranties. Except as disclosed in the Current Phase I Environmental Site Assessment of the Property and Improvements dated June 23, 1999, and attached as Schedule 3.14(c):

                    (i) There are no pending or, to the knowledge of Seller or the Shareholders, threatened actions, suits, Claims, legal proceedings or any other proceedings based on Hazardous Materials or the Environmental Laws relating to the Assets, or any part thereof, or otherwise arising from Seller's activities involving Hazardous Materials;

                    (ii) There are no conditions, facilities, procedures or any other facts or circumstances involving Hazardous Materials in any material quantity which would impose liability therefor on any responsible parties present at the Property or related Improvements, or disposed of by Seller upon or from the Property or related Improvements that could give rise to claims, expenses, losses, liabilities, or governmental action against Buyer, including without limitation the following conditions arising out of or attributable to the Assets or the Business: (A) the presence of any Hazardous Materials in any material quantity on the Property or the Release of any Hazardous Materials in any material quantity by Seller into the environment from the Property; (B) the off-site disposal of Hazardous Materials originating on or from the Property from Seller's business and operations; (C) the Release of any Hazardous Materials by Seller in any material quantity into any storm drain, sewer, septic system or publicly owned treatment works; (D) any material noncompliance with federal, state or local requirements governing occupational safety and health, or the presence or Release in or into the air, soil or water supply systems of the Property of any Hazardous Materials; or (E) any facility operations, procedures or designs, which do not conform in any material respect to the statutory or regulatory requirements of any Environmental Laws.

                    (iii) Intentionally Omitted.

                    (iv) Except as set forth on Schedule 3.14(c)(iv) attached hereto and made a part hereof, the Property contains no underground storage tanks, or underground piping associated with tanks, used currently or in the past for the management of Hazardous Materials.

                    (v) Seller has been duly issued, and currently has and will maintain through the Closing Date, all permits, licenses, certificates and approvals required under any Environmental Laws, which permits, licenses, certificates and approvals are described on Schedule 3.14(c)(v) attached hereto.

               3.14(d) Buyer Investigation. Seller hereby grants to Buyer the right to enter and inspect the Property and Improvements. In order to complete such investigation, Buyer or its designated consultant shall have the right but not the obligation at Buyer's sole expense: (1) to conduct tests of the soil, surface or subsurface waters, and air quality at, in, on, beneath or about the Property, in a manner consistent with good engineering practice; (2) to inspect all records, reports, permits, applications, monitoring results, studies, correspondence, data and any other information or documents relevant to Hazardous Materials or other environmental conditions; and (3) to inspect all buildings and equipment at the Property for asbestos-containing materials or other Hazardous Materials. Buyer agrees to conduct such investigations in a manner designed to minimize the disruption to Seller's business activities, and Seller agrees to permit Buyer reasonable access to all portions of the Property at reasonable times to be mutually agreed upon. Buyer shall have the unilateral right, in its sole discretion, to terminate its obligations under this Agreement without penalty on or before the completion of the investigation if the investigation reveals any material condition, contamination or pollution existing or resulting from the operation or possession of the Property or the conduct of any business or operations thereon that have given or are likely to give rise to an unsatisfied on-site or off-site response, removal, closure or remedial obligations under any of the Environmental Laws or have had or are likely to have a material adverse effect upon Buyer's intended use of the Property or the Assets. Buyer agrees, and Buyer shall cause its agents to agree, to keep and hold confidential any and all reports, summaries, studies or results that are the product of such investigations, and not to disclose such reports without the written consent of Seller or unless required to do so by applicable law.

          Section 3.15 Labor Relations. Schedule 3.15 is an accurate and complete list of all employees whose employment relates to the Assets or to the Business, and the position held by, the rate of compensation (including salary, bonuses and commissions) and 1998 profit sharing amounts of each such employee. There are no strikes, work stoppages, or grievance proceedings pending or threatened between Seller and any of its employees or agents or any union or collective bargaining unit, nor, to the Knowledge of Seller and Shareholders, are there any union organization efforts or other controversies pending or threatened between Seller and any such parties. Except as disclosed on Schedule 3.15, there are no collective bargaining agreements, employment agreements between Seller and any of its employees or professional service contracts not terminable at will relating to the Assets or the Business. The consummation of the transactions contemplated hereby will not cause Buyer to incur or suffer any material liability relating to, or obligation to pay, severance, termination, or other payments to any Person or entity.

          Section 3.16 Insurance. Schedule 3.16 includes an accurate and complete list of all material policies of title, property, fire, casualty, liability and other forms of insurance of any kind relating to the Assets or the Business, including policy numbers, policy periods, policy limits, and retention or deductible amounts, and, to the knowledge of Seller and Shareholders, any pending claims thereunder. All such policies: (i) are in full force and effect;
(ii) are sufficient for compliance in all material respects by Seller with all requirements of law and of all agreements to which Seller is a party; (iii) are valid and enforceable policies; and (iv) insure against risks of the kind customarily insured against and in amounts customarily carried by corporations similarly situated and provide customary insurance coverage for the Business or the Assets.

          Section 3.17 Year 2000 Issues. Seller has reviewed the areas within the Business which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the risk that certain computer applications used by Seller may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). To the Knowledge of Seller and Shareholders, the Year 2000 Problem will not have a material adverse effect upon the Business or the Assets.

          Section 3.18 Customer  Relationships.  Except as set forth on Schedule
3.18 since January 2, 1999, there have not been any material and adverse changes, terminations, cancellations or limitations of the business relationship of the Seller with any customer or supplier which individually or in the aggregate provided more than $500,000 of services or purchases during the prior fiscal year other than such changes that occur in the ordinary course of business.

          Section 3.19 Absence of Certain Changes. Since January 2, 1999, Seller has carried on its business and conducted its operations and affairs only in the ordinary and normal course consistent with past practice and there has not been any material damage, destruction or loss (whether or not covered by insurance) affecting the Business or the Assets.

          Section 3.20 Investment Representations.

               3.20(a) Seller and each Shareholder represent and warrant that the Shares are being acquired by Seller for investment purposes only, and not with a view to the resale or distribution of all or any part thereof within the meaning of the Securities Act of 1933 (the "Securities Act"). Seller and each Shareholder understand that the Shares have not been registered under the Securities Act or any blue sky or other state securities law or regulation in reliance, in part, upon the representations and warranties contained herein. Seller and each Shareholder also understand that they cannot offer for sale, sell, or otherwise transfer the Shares unless such offer, sale or transfer has been registered under the Securities Act and under any applicable state blue sky laws or unless an exemption from such registration is available with respect to any such proposed offer, sale or transfer.

               3.20(b) Seller and each Shareholder have such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares and is able to bear the economic risk of an investment in the Shares, including, without limitation, the risk of losing part or all of its investment in the Shares and the possible inability to sell or transfer the Shares for an indefinite period of time.

               3.20(c) Seller and the Shareholders acknowledge that the transfer of any or all of the Shares may be refused by the Buyer's transfer agent unless the Shares for which such transfer is sought are registered under the Securities Act and all other applicable federal securities or blue sky laws or an exemption from such registration is available.

               3.20(d) Seller and each Shareholder acknowledge and agree, subject to Buyer's obligation to remove the legend described below in accordance with the terms of Section 6.07, that the certificates representing the Shares shall bear the following legend:

               The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any applicable state securities laws, and may not be sold or otherwise transferred in the absence of such registration or an exemption under such Act.

          Section 3.21 Product Defects. To the Knowledge of Seller or the Shareholders, all products manufactured or modified by Seller are free from any defects in material and workmanship that would (1) allow a purchaser or user thereof to return any such product for refund or replacement (other than returns consistent in amount and frequency with Seller's historical experience), (2) require under any applicable law a recall of any such product, or (3) give rise to a claim by any person for personal injury caused by any such product when used in the manner for which such product was designed and intended.

          Section 3.22 Disclosure. To the Knowledge of Seller and Shareholders, no document, statement, certificate, opinion letter, schedule or exhibit to be furnished or delivered to Buyer by Seller or Shareholders pursuant to this Agreement contains or will contain any material untrue or misleading statement of fact or omits or will omit any fact necessary to make the statements contained herein or therein not materially misleading.


                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES BY BUYER AND PARENT

     Buyer represents and warrants to Seller and Shareholders as of the date hereof and as of the Closing Date as follows:

          Section 4.01 Organization . Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all of the requisite corporate power and authority to enter into and perform the terms of this Agreement and the agreements and instruments to be executed by Buyer hereunder and to carry out the transactions contemplated hereby and thereby.

          Section 4.02 Authorization. The execution, delivery and performance of this Agreement and of the other agreements and instruments to be executed by Buyer hereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate actions of Buyer (none of which actions has been modified or rescinded and all of which actions are in full force and effect). This Agreement constitutes, and upon execution and delivery each other agreement and instrument to be executed by Buyer hereunder will constitute, a valid and binding agreement and obligation of Buyer, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights and (ii) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution, delivery and performance by Buyer of this Agreement and the other agreements and instruments to be executed by Buyer hereunder will not require the consent, approval or authorization of any other Person, entity or Governmental Authority.

          Section 4.03 Issuance of Shares. Upon issuance of the Shares by Buyer, the Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of any lien, security interest, or other encumbrance of any kind and free of any claim.

          Section 4.04 Disclosure. No representation or warranty by Buyer in, and no document, statement, certificate, opinion letter, schedule or exhibit to be furnished or delivered to Seller pursuant to, this Agreement contains or will contain any material untrue or misleading statement of fact or omits or will omit any fact necessary to make the statements contained herein or therein not materially misleading.

          Section 4.05 Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Buyer, threatened, against or affecting the Buyer which would, or would be reasonably likely to, materially impair the consummation of the transactions contemplated by this Agreement.

          Section 4.06 Conflicts. The execution, delivery and performance of this Agreement will not violate or result in a breach of any term of Buyer's articles of incorporation or bylaws.

          Section 4.07 Capitalization.

               4.07(a) The authorized capital stock of Buyer consists of 45,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of which 14,804,000 shares are outstanding and 5,000,000 shares of preferred stock, par value $.01 per share of which no shares are outstanding.

               4.07(b) Except as set forth on Schedule 4.07(b), Buyer is not a party to or bound by any option, call, warrant, conversion privilege or other agreement obligating Buyer at present, at any future time, or upon occurrence of any event to issue or sell any shares of Buyer Common Stock or other capital stock of Buyer. Except as set forth on Schedule 4.07(b), Buyer is not a party to any agreement obligating Buyer to register any of its securities with the U.S. Securities and Exchange Commission (the "Commission") or any other governmental agency, whether such registration obligation is presently existing or arises in the future or upon the occurrence of an event.

          Section 4.08 Exchange Act Reports. Buyer has filed with the Commission all required reports, schedules, forms, proxy, registration and other statements and other documents (collectively, the "SEC Documents"). As of the date of this Agreement, the last SEC Document filed by Buyer was Buyer's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents. As of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by a later SEC Document filed and publicly available prior to the Closing Date, the circumstances or bases for which modifications or supersessions have not and will not individually or in the aggregate result in any material liability or obligation on behalf of Buyer under the Securities Act, the Exchange Act, the rules promulgated under the Securities Act or the Exchange Act, or any federal, state or local anti-fraud, blue sky, securities or similar laws.

          Section 4.09 Financial Statements. The consolidated financial statements of Buyer and its subsidiaries included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) applied on a consistent basis during the periods involved (except as may be indicated in notes thereto) and fairly present the consolidated financial position, assets and liabilities of Buyer and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          Section 4.10 Absence of Certain Changes or Events. Except as disclosed in the SEC Documents and except for this Agreement and the transactions contemplated herein since March 31, 1999, Buyer and its subsidiaries have conducted their businesses, in all material respects, only in the ordinary course and in a manner consistent with past practice, and there have been no events required to be reported or publicly disclosed since the Quarterly Report filed on Form 10-Q for the quarter ended March 31, 1999, and no material changes since the Annual Report filed on Form 10-K for the year ended December 31, 1998 (except as set forth in the Form 10-Q for the quarter ended March 31, 1999). Without limiting the generality of the foregoing, since March 31, 1999, there has not been: (i) any declaration, setting aside or payment of any dividends or distributions in respect of the shares of Buyer's capital stock or, any redemption, purchase or other acquisition of any of its securities, other than the dividends by Buyer of $1,184,341 paid on March 29, 1999 and June 7, 1999 on, or (ii) any grant or issuance of any Equity Securities of Parent or any of its subsidiaries other than the options on 46,000 shares granted on April 6, 1999 and the options on 13,000 shares granted on May 18, 1999. "Equity Securities: means, with respect to Buyer or any of its subsidiaries, as the case may be, (i) any class or series of common stock, preferred stock or other capital stock, whether voting or non-voting, (ii) any other equity securities issued by Buyer or such subsidiary, as the case may be, whether now or hereafter authorized for issuance by Buyer's or such subsidiary's, as the case may be, Certificate of Incorporation, (iii) any debt, hybrid or other securities issued by Parent or such subsidiary, as the case may be, which are convertible into, exercisable for or exchangeable for any other Equity Securities, whether now or hereafter authorized for issuance by Parent's or such subsidiary's, as the case may be, Certificate of Incorporation, (iv) any equity equivalents (including, without limitation, stock appreciation rights, phantom stock or similar rights), interests in the ownership or earnings of Buyer or such subsidiary, as the case may be, or other similar rights, (v) any written or oral rights, options, warrants, subscriptions, calls, preemptive rights, rescission rights or other rights to subscribe for, purchase or otherwise acquire any of the foregoing,
(vi) any written or oral obligation of Buyer or such subsidiary, as the case may be, to issue, deliver or sell, any of the foregoing, (vii) any written or oral obligations of Buyer or such subsidiary, as the case may be, to repurchase, redeem or otherwise acquire any Equity Securities, and (viii) any bonds, debentures, notes or other indebtedness of Buyer or such subsidiary, as the case may be, having the right to vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which the stockholders of Buyer or such subsidiary, as the case may be, may vote.

          Section 4.11 Reporting Company; Form S-3. Buyer is subject to the reporting requirements of the Exchange Act and its Common Stock is registered under Section 12 of the Exchange Act. Buyer is eligible to register for resale for the account of the Seller shares of the Buyer's Common Stock on a registration statement on Form S-3 under the Securities Act.

          Section 4.12 Trading on Nasdaq. Buyer's Common Stock is authorized for quotation on the Nasdaq National Market, and the trading in Buyer's Common Stock on Nasdaq has not been suspended as of the date hereof and as of the Effective Time.

                                    ARTICLE V
               COVENANTS AND AGREEMENTS OF SELLER AND SHAREHOLDERS

         Seller and each Shareholder covenants and agrees with Buyer as follows:

          Section 5.01 Negative Covenants. Pending and prior to the Closing, Seller and Shareholders will not, without the prior written approval of Buyer, do or agree to do any of the following:

               5.01(a) Dispositions; Mergers. Sell, assign, lease, mortgage, pledge or other transfer the Property and Improvements; or except in the ordinary course of business consistent with Seller's past business practices, sell, assign, lease, mortgage, pledge, or otherwise transfer, encumber, or dispose of any of the Assets other than the Property and Improvements; or merge or consolidate with or into any other entity or enter into any agreements relating thereto if such merger or consolidation would effect a change of control of the Assets.

               5.01(b) Accounting Principles and Practices. Change or modify any of Seller's accounting principles or practices or any method of applying such principles or practices if such principles, practices or method relate to or affect the Assets or the Business.

               5.01(c) Additional  Contracts.  Other than in the ordinary course of business, enter into contracts, leases, commitments, understandings, licenses, or other agreements relating to or affecting the Assets or the Business.

               5.01(d) Breaches. Do or omit to do any act (or permit such action or omission) which will cause a material breach of any Assumed Contract, employment contract, or any other contract, understanding, commitment, obligation, lease, license or other agreement to which Seller is a party or by which Seller is bound and which relates to or affects the Assets or the Business.

               5.01(e) Actions Affecting Licenses or Contracts. Do or omit to do any act which may jeopardize the validity or enforceability of or rights under any material License, or any material lease or other contract, or which materially diminishes the value thereof.

               5.01(f) Accounts. Accelerate the collection of Accounts

Receivable, or decelerate the payment of accounts payable inconsistent with past practices.

               5.01(g) Offers to Employees. Offer employment to any employees that are involved regularly as consultants or otherwise in the Business as currently conducted, other than for employment relating to the Business, or take any action at any time to prevent or to discourage any such employee from remaining employed in connection with the Business.

               5.01(h) Solicitation. Take any action, either directly or indirectly, through any Affiliate, or Gary Products, or any agent or otherwise, to solicit from, or discuss or explore with, any other Person or entity any offer or pursue any expression of interest in or with respect to an acquisition, combination or similar transaction involving the Assets or the Business.

               5.01(i) Compensation. Increase in any manner the compensation of any of the officers or other employees of Seller, except such increases as are granted in the ordinary course of business in accordance with Seller's customary historical practices (which will include normal periodic performance reviews and related compensation and benefit increases).

          Section 5.02 Affirmative Covenants. Pending and prior to the Closing Date, Seller will, and Shareholders will cause Seller to:

               5.02(a) Preserve Existence. Preserve Seller's corporate existence and business organization intact, maintain its existing franchises and licenses, and use its commercially reasonable efforts to preserve for Buyer its relationships with suppliers, customers, employees and others having business relations with Seller.

               5.02(b) Normal Operations. Subject to the terms and conditions of this Agreement, (i) carry on the Business, including without limitation, the sale of services to customers, entering into other agreements, leases, commitments or understandings in the usual and ordinary course of business consistent with Seller's past business practices and with customary practices in the industry; (ii) timely perform all obligations under the Assumed Contracts and pay or otherwise satisfy all obligations relating to the Assets and the Business as they come due and payable; (iii) maintain all of the Assets in customary repair, order and condition; (iv) maintain its books of account, records, and files in substantially the same manner as heretofore; (v) pay the salary of and any and all other compensation due to all employees through the Closing Date, (vi) expend the capital required to continue and maintain normal operations, including capital expenditures for commitments as of the date of this Agreement and for necessary expenditures from the date of this Agreement through the Closing Date (which such commitments for capital expenditures as of the date of this Agreement are set forth on Schedule 5.02(b)(vi)(A), which such commitments for capital expenditures over $150,000 after the date of this Agreement are set forth on Schedule 5.02(b)(vi)(B)), and (vii) notify Buyer immediately of any material adverse change in or to the Assets or to the Business, including but not limited to physical damage to or destruction of any of the Assets, the termination of any Assumed Contract other than as a result of the ending of its term, or the voluntary or involuntary termination of any member of management or economic harm to the Business.

               5.02(c) Taxes. Pay or discharge when due and payable all tax liabilities and obligations, including without limitation those taxes which relate to the Assets or the Business, unless being contested in good faith.

     Seller shall also reasonably (i) provide Buyer with such assistance as may reasonably be requested by either of them in connection with the preparation of any tax return, audit or other examination by any taxing authority or judicial or administrative proceedings relating to liability for taxes, (ii) retain and provide Buyer with any records or other information which may be relevant to such tax return, audit or examination, proceeding or determination, and (iii) provide Buyer with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any return of Buyer for any period.

     Without limiting the generality of the foregoing, Seller shall retain, for seven (7) years, copies of all returns, supporting work schedules and other records or information which may be relevant to such returns for all tax periods or portions thereof ending before or including the Closing Date and shall not destroy or otherwise dispose of any such records without first providing Buyer with one hundred twenty (120) days notice for a reasonable opportunity to review and copy the same. Nothing in this Section shall limit the obligations of Seller set forth in Section 3.12.

               5.02(d) [Intentionally Omitted]

               5.02(e) [Intentionally Omitted]

               5.02(f) Access. Give to Buyer and Buyer's representatives reasonable access upon reasonable notice and at all reasonable times to be mutually agreed upon to Seller's properties, books, records, contracts, commitments, facilities, premises, and equipment and to Seller's officers and employees, all of the foregoing to the extent that they relate to or affect the Assets or the Business.

               5.02(g) Other Information, Supplements to Schedules. Provide to Buyer all such other information (including financial and operating information and information regarding Seller's customers and suppliers) and copies of documents, as Buyer may reasonably request, that relate to or affect the Assets or the Business. Seller shall make reasonable efforts to, from time to time prior to the Closing, and shall in any event no later than two (2) business days prior to the Closing, supplement or amend the Schedules attached hereto with respect to any matter hereafter arising or discovered by Seller, which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedules (collectively, the "Amended Schedules"). Buyer shall have the right to approve any Amended Schedule in accordance with Article 14.

               5.02(h) Engineering Inspections. Prior to the Closing, permit Buyer and Buyer's consulting engineers and other representatives, agents, employees and independent contractors, at Buyer's expense, to conduct engineering and other inspections of the Assets and the Seller's facilities in a manner so as not to disrupt the operations of the Seller.

               5.02(i) Insurance. Maintain in full force and effect through the Closing Date all of Seller's existing casualty, liability, and other insurance relating to or affecting the Assets or the Business in amounts not less than those in effect on the date hereof.

               5.02(j) Violations. Upon receiving notice or otherwise becoming aware of any material violation relating to the Licenses, or relating to the Assets or the Business, or any material violations under any other applicable statutes, rules, regulations, or laws, promptly notify Buyer and, at Seller's expense, take reasonable actions to cure all such violations prior to the Closing Date.

               5.02(k) Consents. Use reasonable efforts to obtain the Required Consent, as defined in Section 7.02. Seller shall not be required to pay any premiums or similar amounts to obtain any consent unless expressly required by the terms of the subject agreement.

          Section 5.03 Confidentiality. The fact and existence of this Agreement and other agreements contemplated hereunder, the terms and conditions contained herein, as well as the substance of any negotiations between the parties with respect to the matters contemplated herein will be deemed confidential and will not be disclosed to third parties, including without limitation, by means of a press release, without the prior consent of Buyer unless otherwise required by law.

          Section 5.04 Employee Restrictions. For a period of six (6) months following the Closing Date, neither Seller nor its Affiliates, nor Gary Products, nor any equity owners thereof nor any business enterprise in which Seller, its Affiliates, Gary Products, or the respective equity owners thereof hold a controlling interest as of the Closing Date (collectively, the "Restricted Employers") will hire, without Buyer's prior consent, any individuals who are employees of Buyer (or their respective Affiliates) as of the date of determination and were employees of Seller as of the Closing Date (collectively, the "Restricted Employees"); provided, however, that if Buyer terminates any such employee, Seller shall have the option to offer employment to such employee. For a period of two (2) years following the Closing Date, the Restricted Employers shall not solicit for employment any Restricted Employees without the prior written consent of Buyer.

          Section 5.05 No Securities Trading. Seller and Shareholder acknowledge that Buyer is a publicly-held company and dissemination of information concerning this transaction or trading in the Buyer's stock by any party to this transaction or any party receiving information from any party to this transaction prior to public release could result in violation of the Securities and Exchange Commission insider trading regulations. Seller and Shareholders agree not to disseminate any information concerning this transaction and agree not to trade in the stock of Buyer if such actions would violate applicable laws.

          Section 5.06 Survey and Title Report.

               5.06(a) Seller, at Buyer's sole cost and expense, will obtain, as soon as practicable using all reasonable efforts, a current ALTA on-the-ground/as built survey (collectively, the "Surveys" and each, a "Survey") of the Property, prepared by licensed surveyors who are reasonably acceptable to Buyer and Buyer's selected title company (the "Title

Company").

               5.06(b) Seller, at Buyer's sole cost and expense, will obtain, as soon as practicable using all reasonable efforts, a current preliminary title report or title policy commitment issued by the Title Company for each parcel of Property (collectively, the "Title Reports" and each, a "Title Report"), describing such parcel, listing Buyer as the prospective named insured and showing as the proposed policy amount an amount to be determined by Buyer. Seller shall furnish to Buyer, at Buyer's sole cost and expense, a legible and true copy of the Surveys, the Title Reports and all documents and other instruments referenced in the Title Report.

               5.06(c) As soon as is reasonably possible after the date of receipt of the Survey, the Title Report and copies of all documents pertaining to such Survey and Title Report as Buyer and/or Title Company may reasonably require for each Property, Buyer and Buyer's attorney shall review the same and notify Seller in writing of any, in Buyer's reasonable judgment, material objections to the condition of the title or matters shown on the Survey or in the Title Report ("Buyer's Objections"). As soon as is reasonably possible following receipt of Buyer's notice, Seller shall rectify Buyer's Objections at Seller's sole cost. The parties agree that, if necessary, the time of Closing shall be extended accordingly.

               5.06(d) If Seller does not or cannot rectify Buyer's Objections within thirty (30) days after receipt of all Buyer's Objections, Buyer, at Buyer's option, may: (i) waive such Buyer's Objections without remedy; (ii) conduct the Closing and reduce the Purchase Price by the aggregate amount allocated to the Property; or (iii) terminate this Agreement.

          Section 5.07 Intentionally Omitted.

          Section 5.08 Covenant Not to Compete. For a period of five (5) years from and after the Closing Date, neither Seller nor Shareholders will engage directly or indirectly, in any capacity, in any business that competes directly or indirectly with the Business or any other business currently conducted by Buyer, Seller or LLC; provided, however, that no owner of less than 5% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. Notwithstanding the foregoing, Seller and Shareholders shall be entitled to conduct the Business of Gary Products, and in conducting such business neither Seller nor Shareholders shall be deemed to have violated this Section 5.08.

          Section 5.09 Cooperation. From the date hereof through the Closing Date, Seller and Shareholders will work in good faith with Buyer to close the transactions contemplated by this Agreement and will take all reasonable actions required of them in order to satisfy the conditions to Closing set forth in
Section 7 of this Agreement.

                                   ARTICLE VI
                        COVENANTS AND AGREEMENTS OF BUYER

     Buyer covenants and agrees with Seller as follows:

          Section 6.01 Corporate Action. Prior to the Closing, Buyer and Parent shall take all partnership and corporate actions necessary to effectuate the transactions contemplated by this Agreement and the agreements or instruments called for hereunder.

          Section 6.02 Employee Issues. Buyer agrees that the employees of Seller specifically listed on Schedule 3.15 and those hired after June 30, 1999 in the ordinary course of business shall be offered employment with the LLC upon the Closing Date. The parties expressly acknowledge that this Agreement is not intended to create a contract between Buyer, Seller or any affiliated business entity of either and that no employee of the Seller may rely on this Agreement as the basis for any breach of contract claim against Buyer, Seller or any of affiliated business entity of either. Neither Buyer nor Seller shall in any manner be responsible or liable for administration or the payment of any benefit under any plans maintained by the other party after Closing. Except as set forth in Schedule 6.02, neither Buyer nor the LLC shall assume, maintain or continue any Pension Plan, Welfare Plan or Other Plan of Seller or any of its Affiliates following Closing. With respect to any Pension Plan, Welfare Plan or Other Plan assumed by Buyer or the LLC following Closing as set forth in Schedule 6.02 (the "Assumed Plans"), the parties acknowledge and agree that (i) Buyer or the LLC shall only perform the duties and obligations of the employer-sponsor and plan administrator following the Closing and that Seller shall remain liable following Closing for any violations of applicable law or breaches of fiduciary duty or other obligations (other than the Buyer's Health Plan Obligation and
Buyer's COBRA Obligation, defined below) that occurred (irrespective of when known) with respect to such plans prior to Closing; and (ii) neither
Shareholders nor Seller shall be liable and neither Shareholders nor Seller shall be deemed to assume any liability, following Closing, for any benefits or coverage under such plans, or for any violations of applicable law or breaches of fiduciary duty or other obligations that occur (irrespective of when known) with respect to such plans on or after Closing. With respect to the group medical and dental plan assumed by the LLC as set forth in Schedule 6.02, the parties acknowledge and agree that (a) Buyer and the LLC shall pay and shall be liable for any and all medical and dental expenses or other expenses and liabilities payable in accordance with the terms of such plan that were incurred prior to, on or after Closing (irrespective of whether or not a claim has been made as of such time) (the "Buyer's Health Plan Obligation"); (b) neither Buyer nor the LLC shall be liable for any medical or dental expenses or other expenses and liabilities (including but not limited to third party administrative fees and stop loss insurance premiums) incurred at any time under such plan with respect to the employees of Gary Products; (c) Gary Products shall not be liable for any medical or dental expenses or other expenses and liabilities (including but not limited to third party administrative fees and stop loss insurance premiums) incurred at any time under such plan with respect to employees of Buyer or the LLC; (d) on and after the Closing, Buyer or the LLC, as the case may be, shall provide COBRA coverage and benefits to one former employee and one dependent of a former employee of Seller who are on COBRA coverage prior to the Closing, and shall provide COBRA notice, coverage and benefits to the individuals who, after Closing, are former employees of Seller who are hired by the LLC (the "Transferred Employees") pursuant to the transactions contemplated by this Agreement and who become entitled to such notice, coverage or benefits (the "Buyer's COBRA Obligation"); (e) Seller shall obtain alternative medical and dental coverage for the employees of Gary Products prior to Closing; and (f) Seller or Gary Products, as applicable, shall provide the required COBRA notice to the Transferred Employees with regard to their termination of employment with Seller.

          Section 6.03 Seller's Name. Buyer hereby grants Seller a royalty-free license from and after the Closing to use the names "Industrial Molding Corporation" and "IMC" for the limited purpose of winding up the Business under such names; provided that, Seller will only use such names for the purpose of winding up the Business under such names.

          Section 6.04 Confidentiality. The fact and existence of this Agreement and other agreements contemplated hereunder, the terms and conditions contained herein, as well as the substance of any negotiations between the parties with respect to the matters contemplated herein will be deemed confidential and will not be disclosed to third parties, including without limitation, by means of a press release, without the prior consent of Seller unless otherwise required by law.

          Section 6.05 Intentionally omitted.

          Section 6.06 Cooperation. From the date hereof through the Closing Date, Buyer will work in good faith with Seller to close the transactions contemplated by this Agreement and will take all reasonable actions required of them in order to satisfy the conditions to Closing set forth in Section 8 of this Agreement.

          Section 6.07 Exchange Act Reports and Rule 144. For two years following the Closing, (i) Buyer will timely file all periodic reports required under the Exchange Act, and (ii) Buyer shall not take any act, or fail to do any necessary act, that renders resales under Rule 144 under the Securities Act unavailable to Seller and Shareholders. Buyer covenants that, so long as it is subject to the reporting requirements of the Exchange Act, it will file the reports required to be filed by it under the Exchange Act so as to enable any holder to sell the Shares pursuant to 144 under the Securities Act. In connection with any sale, transfer or other disposition by any holder of the Shares pursuant to Rule 144 under the Securities Act, Buyer shall cooperate with such holder to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing the legend specified in
Section 3.20(d) or any Securities Act legend, and will remove such legends as needed to complete such sale in a timely fashion.

          Section 6.08 Registration Rights. Seller shall have registration rights for the Shares as set forth in the Registration Rights Agreement to be executed and delivered contemporaneously herewith.

          Section 6.09 Books and Records. Buyer shall (i) provide Seller and Shareholders with such assistance as may reasonably be requested by either of them in connection with the preparation of any tax return, audit or other examination by any taxing authority or judicial or administrative proceedings relating to liability for taxes, (ii) retain and provide Seller and Shareholders with any records or other information which may be relevant to such tax return, audit or examination, proceeding or determination, and (iii) provide Seller and

Shareholders with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any return of Seller and Shareholders for any period. Without limiting the generality of the foregoing, Buyer and Parent shall retain, for seven (7) years, copies of all returns supporting work schedules and other records or information which may be relevant to such returns for all tax periods or portions thereof ending before or including the Closing Date and shall not destroy or otherwise dispose of any such records without first providing Seller and Shareholders with one hundred twenty (120) days notice for a reasonable opportunity to review and copy the same. In addition, after the Closing Buyer shall give Seller and Seller's representatives reasonable access upon reasonable notice and at all reasonable times to be mutually agreed upon to examine and make copies of any and all records and documents pertaining to the Business being transferred to Buyer pursuant to this Agreement.

                                   ARTICLE VII
               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     The obligations of Buyer to purchase the Assets and to proceed with the Closing are subject to the satisfaction (or waiver by Buyer, which may be withheld for any reason) at or prior to the Closing of each of the following conditions:

          Section 7.01 Representations and Covenants. (i) The representations and warranties of Seller and the Shareholders made in this Agreement or in any agreement or instrument called for hereunder shall have been, to the extent qualified by materiality, true and correct, and to the extent not qualified by materiality, true and correct in all material respects, when made and on the Closing Date as though such representations and warranties were made on and as of the Closing Date; and (ii) Seller shall have performed and complied or shall have caused the performance and compliance (A) with all covenants and agreements that are qualified as to materiality and (B) in all material respects with all covenants and agreements that are not qualified as to materiality and required by this Agreement or any agreement or instrument called for hereunder to be performed or complied with by Seller prior to the Closing.

          Section 7.02 Consents. Seller shall have obtained prior to Closing consent to the assignment to Buyer of the Ticona Celestran Consignment, Sales and Security Agreement listed in Schedule 3.05(e) (the "Required Consent").

          Section 7.03 Delivery of Documents. Seller shall have delivered to Buyer all agreements, instruments and documents required to be delivered by Seller to Buyer pursuant to Section 9.02.

          Section 7.04 Legal Proceedings. No action or proceeding by or before any Governmental Authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which might restrain, prohibit or invalidate the transactions contemplated by this Agreement or any agreement or instrument called for hereunder.

          Section 7.05 Intentionally Omitted.

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

          Section 7.06 Bill of Sale and Assignment and Assumption Agreement. Seller shall have delivered a Bill of Sale transferring the Assets to Buyer and Buyer and Seller shall have entered an Assignment and Assumption Agreement.

          Section 7.07 Absence of Material Change. The Assets shall not have suffered a material adverse change since the date of the Interim Balance Sheet and there shall have been no material adverse changes since such date in the business, operations, prospects, condition (financial or otherwise), properties, assets or liabilities relating to the Business, except changes contemplated by this Agreement.

                                  ARTICLE VIII
              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

     The obligations of Seller to sell, transfer, convey and deliver the Assets, and to proceed with the Closing are subject to the satisfaction (or waiver by Seller) at or prior to the Closing of each of the following conditions:

          Section 8.01 Representations and Covenants. (i) The representations and warranties of Buyer made in this Agreement or in any agreement or instrument called for hereunder shall have been, to the extent qualified by materiality, true and correct, and to the extent not qualified by materiality, true and correct in all material respects, when made and on the Closing Date as though such representations and warranties were made on and as of the Closing Date; and
(ii) Buyer shall have performed and complied or shall have caused the performance and compliance (A) with all covenants and agreements that are qualified as to materiality and (B) in all material respects with all covenants and agreements that are not qualified as to materiality and required by this Agreement or any agreement or instrument called for hereunder to be performed or complied with by Buyer prior to the Closing.

          Section 8.02 Delivery by Buyer. Buyer shall have delivered to Seller the Purchase Price (as adjusted pursuant to Article 10), and all agreements, instruments and documents required to be delivered by Buyer to Seller pursuant to Section 9.03. Buyer shall have issued to Seller the Shares (as defined in Section 2.04(c)) and delivered to Seller certificates representing the Shares.

          Section 8.03 Legal Proceedings. No action or proceeding by or before any Governmental Authority shall have been instituted or threatened (and not subsequently dismissed, settled, or otherwise terminated) that might restrain, prohibit, or invalidate the transactions contemplated by this Agreement or any agreement or instrument called for hereunder, other than an action or proceeding instituted or threatened by Seller.

                                   ARTICLE IX
                                   THE CLOSING

          Section 9.01 Closing. The Closing hereunder shall be on July 6, 1999 (the "Closing Date"), to be effective on July 4, 1999 at 7:00 a.m. (the "Effective Time"), at the offices of Blackwell Sanders Peper Martin LLP at 2300 Main Street, Kansas City, Missouri, or at such other time and place as the parties may mutually agree, and in any event not later than August 15, 1999.

          Section 9.02 Delivery by Seller. At or before the Closing, Seller shall deliver to Buyer:

               9.02(a) Transfer Instruments. A Special Warranty Deed conveying fee simple title to the Property --------------------- subject to no exceptions other than the Permitted Encumbrances, and all other agreements, assignments and other instruments of transfer, dated prior to or as of the Closing Date, fully executed, and, where applicable, recordable in the appropriate public records, in form sufficient to transfer to Buyer title to the Assets of the quality required under the terms of this Agreement and reasonably satisfactory to counsel to Buyer.

               9.02(b) Additional Items.

                    (i) as may be reasonably requested by Buyer, copies of all personnel records of any employee listed on Schedule 3.15;

                    (ii) certificate of good standing of Seller dated within twenty (20) days of the Closing Date from its state of incorporation;

                    (iii) wire transfer instructions regarding delivery of the cash portion of the Purchase Price;

                    (iv) Bill of Sale and Assignment and Assumption Agreement;

                    (v) FIRPTA Affidavit;

                    (vi) all other documents, instruments and writings required to be delivered to Buyer at Closing under the terms of this Agreement; and

                    (vii) an affidavit relating to mechanic's liens and parties in possession, and such other certificates, instruments or documents as Buyer may reasonably request in order to effectuate and document the transactions contemplated hereby.

               9.02(c) Consents. The Required Consent.

               9.02(d) [Intentionally Omitted]

               9.02(e) Certified Resolutions. A copy of the resolutions of the Board of Directors and shareholders of Seller, certified by the Secretary or any Assistant Secretary of Seller as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement, and of the agreements or instruments called for hereunder, and the consummation of the transactions contemplated hereby and thereby;

               9.02(f) Certificates.

                    (i) The certificate of Seller signed by the respective authorized officers thereof certifying that (A) the representations and warranties of Seller made herein were, to the extent qualified by materiality, true and correct, and to the extent not qualified by materiality, true and correct in all material respects when made and on the Closing Date as though such representations and warranties were made on and as of the Closing Date; and (B) Seller has performed and complied or has caused the performance and compliance (1) with all covenants and agreements that are qualified as to materiality and (2) in all material respects with all covenants and agreements that are not qualified as to materiality and required by this Agreement or any agreement or instrument called for hereunder to be performed or complied with by Seller prior to the Closing;

                    (ii) The certificate of the Shareholders signed by each Shareholder certifying that (A) the representations and warranties of Shareholders made herein were, to the extent qualified by materiality, true and correct, and to the extent not qualified by materiality, true and correct in all material respects when made and on the Closing Date as though such representations and warranties were made on and as of the Closing Date; and (B) Shareholders has performed and complied or has caused the performance and compliance (1) with all covenants and agreements that are qualified as to materiality and (2) in all material respects with all covenants and agreements that are not qualified as to materiality and required by this Agreement or any agreement or instrument called for hereunder to be performed or complied with by Shareholders prior to the Closing; and

                    (iii) A certificate signed by the respective authorized officers of Seller as to the incumbency of the appropriate officers thereof.

               9.02(g) Title Policy. An ALTA policy of title insurance, issued at Buyer's sole cost and expense, regarding the Property, insuring fee title to such Property (the "Title Policy") subject to no exceptions other than the Permitted Encumbrances or the title company's written commitment to furnish the Title Policy.

          Section 9.03 Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller:

               9.03(a) Payments. The Purchase Price in the amount (as adjusted as provided in this Agreement) and in the manner set forth in Sections 2.03 and 2.04.

               9.03(b) Additional Items.

                    (i) all other documents, instruments and writings required to be delivered to Seller at Closing under the terms of this Agreement; and

                    (ii) the legal opinion of counsel to Buyer regarding the validity of the issuance of the Shares to Seller, the enforceability of this Agreement against Buyer and Parent, and such other matters as Seller's counsel shall reasonably request, all in form and substance reasonably satisfactory to Seller's counsel;

                    (iii) certificates of good standing of Buyer dated within twenty (20) days of the Closing Date from its state of incorporation; and

                    (iv) such other certificates, opinions, instruments or documents as Seller may reasonably request of Buyer in order to effectuate and document the transactions contemplated hereby.

               9.03(c) Certified Resolutions. A copy of the resolutions of the Board of Directors of Buyer, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement, and of the agreements or instruments called for hereunder, and the consummation of the transactions contemplated hereby and thereby.

               9.03 (d)         Officers' Certificates.

                    (i) A certificate of Buyer signed by an authorized officer certifying that (A) the representations and warranties of Buyer made herein were, to the extent qualified by materiality, true and correct, and to the extent not qualified by materiality, true and correct in all material respects when made and on the Closing Date as though such representations and warranties were made on and as of the Closing Date; and (B) Buyer has performed and complied or has caused the performance and compliance (1) with all covenants and agreements that are qualified as to materiality and (2) in all material respects with all covenants and agreements that are not qualified as to materiality and required by this Agreement or any agreement or instrument called for hereunder to be performed or complied with by Buyer prior to the Closing; and

                    (ii) a certificate signed by an authorized officer of each of Buyer and Parent as to the incumbency of the appropriate officers of Buyer.

                                    ARTICLE X
                             POST-CLOSING ADJUSTMENT

          Section 10.01 Closing Balance Sheet. Seller shall prepare and deliver to Buyer within 30 days after the Closing a closing balance sheet on a basis consistent with Seller's December 31, 1998 Adjusted Balance Sheet (the "Closing Balance Sheet"). Notwithstanding the foregoing, the Closing Balance Sheet shall include Seller's prorated share of all applicable real and ad valorem personal property taxes, assessments, and any other property taxes on the Assets and the Business for the tax year in which the Closing occurs; and if the amount of such taxes or assessment for the tax year including the Closing is not determinable, an amount shall be prorated on the basis of the taxes or assessment for the preceding year.

          Section 10.02 Increase or Decrease in Net Assets. The Purchase Price set forth in Section 2.03 shall be decreased or increased, as appropriate, after the Closing Date by the amount by which, as of the Closing Date, Seller's total assets (excluding cash) less total liabilities (excluding interest bearing debt) as reflected on the Closing Balance Sheet are less than or greater than Seller's total assets (excluding cash) less total liabilities (excluding interest bearing debt) as reflected on Seller's December 31, 1998 Adjusted Balance Sheet attached as Exhibit B, (such difference being the "Post-Closing Adjustment"). Seller shall calculate the Post-Closing Adjustment and deliver its calculation of the Post-Closing Adjustment to Buyer with the Closing Balance Sheet. Except as provided in Section 10.03, Buyer and Seller, as the case may be, shall pay the Post-Closing Adjustment to the other party within 10 business days of Buyer's receipt of the Post-Closing Balance Sheet and Seller's calculation of the Post-Closing Adjustment.

          Section 10.03 Buyer Review of Post-Closing Adjustment.

          (a) Following Receipt by Buyer of the Post-Closing Balance Sheet and of Seller's calculation of the Post-Closing Adjustment, Buyer may accept or reject Seller's calculation. Buyer shall have 15 business days to notify Seller that it rejects Seller's calculation of the Post-Closing Adjustment. If Buyer does not notify Seller of its rejection of Seller's calculation within such 15 business day period, Buyer will be deemed to have accepted Seller's calculation of the Post-Closing Adjustment.

          (b) If Buyer timely notifies Seller of its rejection of Seller's calculation of the Post-Closing Adjustment and Seller and Buyer do not, after a good faith attempt, reach agreement with regard to the amounts to be paid under this Section, Seller and Buyer will submit the dispute for resolution to a nationally recognized certified public accountant which is mutually acceptable to both parties (the "Arbitrator"). Notwithstanding the submission of any dispute to an Arbitrator, Buyer on the one hand and Seller on the other hand agree to pay any amounts required to be paid under this Article 10 which are not the subject of a bona fide dispute. Promptly, but not less than twenty (20) days after its acceptance as Arbitrator, the Arbitrator will determine, those and only those issues in dispute. The Arbitrator will be instructed to resolve such issues in a manner consistent with GAAP, consistently applied, and the purposes and intent of the Agreement. The Arbitrator's determination will be conclusive and binding on the parties. Each party will bear its own costs and the costs of the Arbitrator will be shared equally by the parties.

                                   ARTICLE XI
                                  RISK OF LOSS

     The risk of loss or damage by fire or other casualty or cause or condemnation of the Assets until the Effective Time shall be upon Seller. In the event such loss or damage shall not be restored, replaced, or repaired as of the Effective Time, Buyer shall, at its option, either:

          (a) proceed with the Closing and receive all insurance or condemnation proceeds to which Seller would be entitled as a result of such loss or damage; provided, however, that if such proceeds do not equal the loss and the loss is less than $500,000 in the aggregate, the Purchase Price shall be reduced at Closing by an amount equal to such deficiency, or

          (b) terminate this Agreement, in which event no party hereunder shall have any further liability to any other party hereunder (except for Sections
5.03 and 6.04, which shall survive such termination).

                                   ARTICLE XII
                            SURVIVAL; INDEMNIFICATION

          Section 12.01 Survival of Seller's and Shareholders' Representations. Except as otherwise specified, the representations and warranties made by Seller and the Shareholders in this Agreement or pursuant hereto shall survive the Effective Time for a period of eighteen (18) months (except for the representations and warranties in (a) Section 3.12 (Tax Matters), which shall survive the Effective Time until the applicable statute of limitations expires, (b) Section 3.13 (Employee Benefit Plans), which shall survive the Effective Time until the applicable statute of limitations expires, and (c) Section 3.14 (Environmental Matters), which shall survive the Effective Time for a period of three (3) years), and all representations and warranties shall survive and shall be unaffected by (and shall not be deemed waived by) any investigation, audit, appraisal, or inspection at any time made by or on behalf of Buyer. Any breach of any representation or warranty by Seller constituting fraud on the part of Seller shall survive indefinitely.

          Section 12.02 Indemnification by Seller and the Shareholders. Subject to the conditions and provisions of Section 12.05, Seller and the Shareholders, jointly and severally, agree to pay and to indemnify, defend and hold harmless the Buyer Indemnitees from and against any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and reasonable attorneys' fees and disbursements, asserted against, imposed upon or incurred by the Buyer
Indemnitees, directly or indirectly (hereinafter a "Loss" or "Losses"), by reason of or resulting from (a) any misrepresentation or breach of the representations and warranties of Seller or the Shareholders contained in or made pursuant to this Agreement; (b) any noncompliance with any covenants, agreements or undertakings of Seller or the Shareholders contained in or made pursuant to this Agreement; (c) without limiting any of the foregoing, each of the matters described or which were required to have been described on Schedule 3.03.; (d) without limiting the generality of the foregoing, any violation of law or breach of fiduciary duty or other obligation (other than Buyer's Health Plan Obligation and Buyer's COBRA Obligation) with respect to any plan or arrangement assumed by Buyer or LLC pursuant to Section 6.02 that occurred prior to the Effective Time, or (e) any environmental liability arising out of, relating to, or resulting from operations of the Business or the Assets prior to the Effective Time, regardless of whether the matter is described or disclosed on Schedule 3.14(c), provided that any claim for indemnification under this
Section 12.02(e) must be made on or prior to July 4, 2002. In the event of any indemnification of Buyer pursuant to this Section 12.02, Buyer shall be entitled, in addition to its rights and remedies at law or in equity as set forth in Section 12.06, to deduct the amount of such indemnification from any payment due or otherwise made or to be made to Seller or the Shareholders in connection with this Agreement or the transactions contemplated hereby.

          Section 12.03 Survival of Buyer's and Parent's Representations. The representations and warranties made by Buyer and Parent in this Agreement or pursuant hereto shall survive the Effective Time for a period of eighteen (18) months, and shall also survive and shall be unaffected by (and shall not be deemed waived by) any investigation, audit, appraisal or inspection at any time made by or on behalf of Seller.

          Section 12.04 Indemnification by Buyer and Parent. Subject to the conditions and provisions of Section 12.05, Buyer and Parent, jointly and severally, hereby agree to pay and to indemnify, defend and hold harmless the Seller Indemnitees from and against all demands, claims, complaints, actions, suits, proceedings, investigations, arbitrations, or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and reasonable attorneys' fees and disbursements, asserted against, imposed upon or incurred by a Seller Indemnitee, directly or indirectly (hereinafter a "Loss" or "Losses"), by reason of or resulting from (a) any misrepresentation or breach of the representations and warranties of Buyer contained in or made pursuant to this Agreement; (b) any noncompliance by

Buyer with any covenants, agreements or undertakings of Buyer contained in or made pursuant to this Agreement; (c) without limiting the generality of the foregoing, any violation of law or breach of fiduciary duty or other obligation with respect to any plan or arrangement assumed by Buyer or LLC pursuant to
Section 6.02 that occurs on or after the Effective Time; or (d) any environmental liability arising out of, relating to, or resulting from operations of the Business or the Assets on or after the Effective Time.

          Section 12.05 Conditions of Indemnification for Third Party Claims. The obligations and liabilities of Seller and the Shareholders, and of Buyer and Parent, hereunder with respect to their respective indemnities pursuant to this
Article 12 resulting from any Claim by third parties, shall be subject to the following terms and conditions:

               12.05(a)  The party  seeking  indemnification  (the  "Indemnified
Party") must give the other party or parties, as the case may be (the "Indemnifying Party"), notice of any such Claim promptly after the Indemnified Party receives notice thereof; provided, however, that any failure to give such notice will not be deemed a waiver of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually and materially prejudiced by such failure.

               12.05(b) The Indemnifying Party shall have the right to undertake (and with respect to the matters described in Schedule 3.03, shall undertake to the extent requested by Buyer), by counsel or other representatives of its own choosing, the defense of such Claim.

               12.05(c) If the Indemnifying Party shall elect not to undertake such defense (except with respect to the matters described in Schedule 3.03), or within a reasonable time after notice of any such Claim from the Indemnified Party shall fail to defend in a reasonable manner, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense of such Claim at any time prior to settlement, compromise or final determination thereof).

               12.05(d)   Anything  in  this  Section   12.05  to  the  contrary
notwithstanding, if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, (i) the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense, compromise or settlement of the Claim, (ii) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Claim, and (iii) in the event that the Indemnifying Party undertakes defense of any Claim, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Claim and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such Claim.

          Section 12.06 Limitations. No party hereunder shall be responsible with respect to any Loss or Losses as to which another party is otherwise entitled to indemnity under this Article 12 unless and until the cumulative total of all Losses suffered by the Indemnified Party exceed or is reasonably expected to exceed $100,000.00, and thereafter only in excess of such amount (this limitation shall not apply, however to any claim under this section related to a breach of Section 3.12 or Articles 15 or 16); and further provided that the maximum liability of Seller and the Shareholders, as a group, under this Section shall be $13,000,000.00. The indemnity provided by this Article 12 shall be the exclusive remedy for any Loss, except that all parties to this Agreement shall retain such rights and remedies as they may have under applicable anti-fraud provisions of state and federal securities laws, but subject to the specific dollar thresholds mentioned in the preceding sentence.

          Section 12.07 Duty to Mitigate. Each party to this Agreement shall act reasonably and in good faith to mitigate any Loss arising out of or related to an indemnifiable claim pursuant to this Article 12. No party to this Agreement otherwise entitled to indemnification under this Agreement shall be indemnified pursuant to this Agreement to the extent that such party's Losses are increased or extended by the willful misconduct, violation or law, or bad faith of such party. Without limitation of the foregoing, Buyer shall use all commercially reasonable efforts to collect all Accounts Receivable when due.

          Section 12.08 Accounts Receivable. In the event that either Seller or Shareholders are required to indemnify any of the Buyer Indemnitees as a result of any breach of the representations and warranties contained in Section 3.05(f) ("Accounts Receivable") due to any Accounts Receivable being uncollectable, Seller and Shareholders shall be deemed to have purchased from Buyer Indemnitees all such Accounts Receivable dollar for dollar, and Seller and Shareholders shall thereafter assume and have the right to exercise all available legal remedies to collect such Accounts Receivable, including without limitation the right to file legal actions to collect such debts.

                                  ARTICLE XIII
                                   TERMINATION

     This Agreement may be terminated prior to the Closing only as follows: (i) at any time by the mutual consent of Seller and Buyer; (ii) by Buyer, upon a breach of any representation, warranty, covenant or agreement on the part of Seller or upon the failure to fulfill any of the conditions set forth in this Agreement in either case which has a material adverse effect on Buyer or Parent;
(iii) Seller, upon a breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement in either case which has a material adverse effect on Seller or any of the Shareholders; or (iv) by either Seller or Buyer if the Closing shall not have occurred before August 15, 1999.

     In the event of the termination of this Agreement as provided in this Section, this Agreement shall become null and void and there shall be no liability on the part of Seller or Buyer, except that the provisions of Section
5.03 and Articles 15, 16 and 17 shall survive such termination. If this Agreement is terminated other than by the mutual consent of the parties, then the parties that are in compliance with their obligations under this Agreement shall be entitled to exercise and pursue all rights and remedies available to it or them hereunder, at law, in equity or otherwise, and shall be entitled to recover from the other party or parties all of its or their out-of-pocket expenses incurred in connection with or relating to the negotiation, preparation, execution and delivery of this Agreement.

                                   ARTICLE XIV
            ADDITIONAL ACTIONS AND DOCUMENTS; AMENDMENTS TO SCHEDULES

     Each of the parties hereto agrees that it will, at any time, prior to, at or after the Closing Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and obtain such consents, as may be necessary or reasonably requested in connection with the consummation of the sale contemplated by this Agreement or in order to fully effectuate the purposes, terms and conditions of this Agreement. The Schedules or Exhibits attached to this Agreement may be amended or supplemented prior to Closing only by mutual agreement of the parties and either party may refuse to agree to any proposed change for any reason whatsoever.

                                   ARTICLE XV
                                     BROKERS

     Seller represents to Buyer that it has not engaged, or incurred any unpaid liability (for any brokerage fees, finders' fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement, except for such liability Seller has to Ernst & Young LLP, or any of their members or representatives, which liability shall be satisfied by Seller, and not by Buyer. Buyer represents to Seller that Buyer has not engaged, or incurred any unpaid liability (for any brokerage fees, finders' fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement except for such liability Buyer has to Christenberry Collet & Company, Inc., or any of their members or representatives which liability shall be satisfied by Buyer, and not by Seller. Seller agrees to indemnify Buyer, and Buyer agrees to indemnify Seller, against any claims asserted against the other for any such fees or commissions by any Person purporting to act or to have acted for or on behalf of the indemnifying party including those named above. Notwithstanding any other provision of this Agreement, this representation and warranty shall survive the Closing without limitation.

                                   ARTICLE XVI
                                    EXPENSES

     Except as otherwise provided herein, each party hereto shall pay its own expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein. Notwithstanding the foregoing, Buyer shall pay all costs of transferring the Property.

                                  ARTICLE XVII
                                     NOTICES

     All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, delivered by a nationally recognized overnight air courier, or transmitted by facsimile transmission addressed as follows:

         (i)      If to Buyer:

                           NN Ball & Roller, Inc.
                           800 Tennessee Road
                           Erwin, Tennessee  37650
                           Fax:  (423) 743-8870
                           Attn: Rock R. Baty, President

                  with a copy (which shall not constitute notice) to:

                           Blackwell Sanders Peper Martin LLP
                           2300 Main Street
                           Suite 1000
                           Kansas City, Missouri  64108
                           Fax:  (816) 983-8080
                           Attn:  James M. Ash, Esq.

         (ii)     If to Seller or Shareholders:

                           Earsley Capital Corporation
                           9106 Salem Drive
                           Lubbock, Texas  79424
                           Fax:  (806) 794-1895
                           Attn:  James L. Earsley

                  with a copy (which shall not constitute notice) to:

                           Nelson Mullins Riley & Scarborough, LLP
                           999 Peachtree Street, Suite 1400
                           Atlanta, GA  30309
                           Fax:  (404) 817-6522
                           Attn:  Phil Moise, Esq.

or such other address as the addressee may indicate by written notice to the other parties.

Each notice, demand, request, or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes upon the earlier of (i) such time as it is actually delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a fax) a receipt confirmation being deemed conclusive but not exclusive evidence of such delivery), or (ii) such time as delivery is refused by the addressee upon presentation.

                                  ARTICLE XVIII
                                     WAIVER

     No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein except as provided herein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

                                   ARTICLE XIX
                             BENEFIT AND ASSIGNMENT

     Except as hereinafter specifically provided in this Section, no party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of Seller (if the assignor is Buyer) or Buyer (if the assignor is Seller or Shareholders); and any purported assignment contrary to the terms hereof shall be null, void and of no force and effect. In no event shall any assignment by Seller of its rights and obligations under this Agreement, whether before or after the Closing, release Seller from its liabilities hereunder. Notwithstanding the foregoing, Buyer (or any assignee of Buyer permitted by this sentence) may assign this Agreement and any and all rights hereunder, in whole or in part, to any entity that controls, is controlled by, or is under common control with Buyer.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No Person other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the
parties  hereto  or  their  respective   successors  and  assigns  as  permitted
hereunder.

                                   ARTICLE XX

     [Intentionally Omitted.]

                                   ARTICLE XXI
                           ENTIRE AGREEMENT; AMENDMENT

     This Agreement, including the Schedules and Exhibits hereto and the other instruments and documents referred to herein or delivered pursuant hereto, and that certain Confidentiality Agreement dated as of April 1, 1999, between Buyer and Seller, contain the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification or discharge is sought.

                                  ARTICLE XXII
                                  SEVERABILITY

     If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said agreement.

                                  ARTICLE XXIII
                                    HEADINGS

     The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

                                  ARTICLE XXIV
                                  GOVERNING LAW

     This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the whole laws of the State of Tennessee, including the choice of law rules thereof.

                                   ARTICLE XXV
                            SIGNATURE IN COUNTERPARTS

     This Agreement may be executed in any number of counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

EARSLEY CAPITAL CORPORATION



By:  /s/ James L. Earsley

Name:    James L. Earsley
Title:   President


/s/ James L. Earsley
James L. Earsley


/s/ James L. Earsley, f/b/o Todd Earsley
James L. Earsley, f/b/o Todd Earsley


/s/ Stephen L. Earsley
Stephen L. Earsley


NN BALL & ROLLER, INC.


By:  /s/ Rock R. Baty
Name:    Rock R. Baty
Title:   President

                                    Exhibit A

                Seller's December 31, 1998 Adjusted Balance Sheet


NN Ball & Roller, Inc.
Industrial Molding Corp
12/31/98

Exhibit A


Assets

Current Assets
Cash & equivalents                                   $           -
 Trade accounts receivable                               4,498,397
Inventories                                              2,856,506
Prepaid expenses                                            77,430
                                                            ------

Total current assets                                     7,432,333

Property, plant & equipment
Buildings                                                5,164,371
Furniture & fixtures                                     1,906,106
 Machinery & equipment                                  13,994,404
                                                        ----------

                                                        21,064,881
Less Accumulated depreciation                          (13,114,882)
                                                       -----------

                                                         7,949,999

Land                                                       481,940
 Construction in progress                                  127,822
Total property, plan & equipment                         8,559,761
                                                         ---------



Note receivable less current portion                            -
Other                                                      810,535
                                                           -------


Total Assets                                            16,802,629
                                                        ==========



Liabilities

Current Liabilities:
Outstanding checks                                  $      124,971
Unearned revenue - customer deposits                       144,100
Accounts payable                                           729,643
Accrued payroll & payroll taxes                            355,911
Accrued accounts payable                                 1,655,391
Accrued taxes                                              175,718
                                                           -------

    Total current liabilities                            3,185,734
                                                         =========



The following schedules to the Asset Purchase Agreement have been omitted. However, the Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.


                               LIST OF SCHEDULES:

Schedule l(a)                       Property
Schedule l(b)                       Leases of Property and Improvements
Schedule 1(d)                       Fixtures and Personal Property
Schedule 1(e)                       Inventory and Supplies
Schedule l(f)                       Licenses
Schedule 1(h)                       Assumed Contracts
Schedule l(i)                       Deposits and Prepaid Expenses
Schedule l(j)                       Vehicles
Schedule 1(l)                       Computer Software and Customer Information
Schedule 1(x)                       Permitted Encumbrances
Schedule 2.01                       Excluded Assets
Schedule 2.02                       Current Liabilities
Schedule 2.05                       Seller's Tax Basis
Schedule 3.03                       Litigation, Orders, Judgments and Decrees
Schedule 3.04(a)                    Financial Statements
Schedule 3.05(e)                    Required Consents
Schedule 3.07                       Intellectual Property
Schedule 3.11                       Conflicts With Agreements and Laws
Schedule 3.12                       Tax Audits
Schedule 3.13(a)                    Pension Plans, Welfare Plans and Other Plans
Schedule 3.14(c)                    Environmental Matters
Schedule 3.14(c)(iv)                Underground Storage Tanks or Piping
Schedule 3.14(c)(v)                 Environmental Permits and Licenses
Schedule 3.15                       Employees
Schedule 3.16                       Insurance
Schedule 3.18                       Customer Relationships
Schedule 4.07(b)                    Parent Capitalization
Schedule 5.02(b)(vi)(A)             Capital Expenditure Commitments at Execution
Schedule 5.02(b)(vi)(B)             Capital Expenditure Commitments between
                                         Execution and Closing
Schedule 6.02                       Employee Issues